CERTIFICATE OF TRUST
                                       OF
                               THE OLSTEIN FUNDS
                           a Delaware Business Trust

          THIS Certificate of Trust of THE OLSTEIN FUNDS (the "Trust"), dated as of this 31st day of March, 1995, is being duly executed and filed, in order to form a business trust pursuant to the Delaware Business Trust Act (the "Act"), Del. Code Ann. tit. 12, SectionSection3801-3819.

          1.  NAME.   The name of the business trust formed hereby is "THE
OLSTEIN FUNDS."

          2.  REGISTERED OFFICE AND REGISTERED AGENT.   The Trust will become,
prior to the issuance of shares of beneficial interest, a registered investment company under the Investment Company Act of 1940, as amended. Therefore, in accordance with section 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered office and a registered agent for service of process.

               (A)  REGISTERED OFFICE.   The registered office of the Trust in
          Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

               (B)  REGISTERED AGENT.   The registered agent for service of
          process on the Trust in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

          3. LIMITATION OF LIABILITY. Pursuant to section 3804(a) of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust, established pursuant to the terms of the Agreement and Declaration of Trust of the Trust, shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

          IN WITNESS WHEREOF, the Trustees named below do hereby execute this Certificate of Trust as of the date first-above written.

                              /s/ Robert A. Olstein
                              -------------------------------------
                              Robert A. Olstein
                              Olstein & Associates, L.P.
                              105 Corporate Park Drive
                              White Plains, NY 10604

                              /s/ Erik K. Olstein
                              -------------------------------------
                              Erik K. Olstein
                              Olstein & Associates, L.P.
                              105 Corporate Park Drive
                              White Plains, NY 10604

                              /s/ Neil Klarfeld
                              -------------------------------------
                              Neil Klarfeld
                              499 Park Avenue
                              New York, New York 10022

                              /s/ Fred W. Lange
                              -------------------------------------
                              Fred W. Lange
                              199 Stanley Avenue
                              Staten Island, NY 10301

                              /s/ Lawrence K. Wein
                              -------------------------------------
                              Lawrence K. Wein
                              55 Corporate Park Drive
                              Room 23750
                              Bridgewater, NJ 08807